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                               FORM OF PROXY CARD

       SMITH BARNEY INCOME FUNDS--SMITH BARNEY PREMIUM TOTAL RETURN FUND

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES

SPECIAL MEETING OF SHAREHOLDERS: TO BE HELD ON JUNE 30, 1999 AT 3:00 P.M.

          The undersigned holder of shares of the Fund referenced above hereby appoints Heath B. McLendon, Christina T. Sydor, and Gordon Swartz, attorneys with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 388 Greenwich Street, Conference Room 26D, New York, New York 10013 at the date and time indicated above and at any adjournments thereof. The undersigned hereby acknowledges receipt of the enclosed Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

     Date:  _______________________________ 1999

               Please sign in box below

     Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator trustee, guardian or corporate officer, please give your full title:

     [______________________________________]

       Signature(s) Title(s), if applicable

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NOTE:  YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE

              Please vote by filling in the appropriate box below

1.   To approve or disapprove a new sub-investment advisory agreement among the
     Fund, SSBC Fund Management Inc. and Salomon Brothers Asset Management Inc.  For  Against  Abstain
                                                                                 [_]    [_]      [_]




2. To transact such other business as may properly come before the meeting or any adjournment thereof.
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